Exhibit T3A.156

N. Y. S. DEPARTMENT OF STATE	162 WASHINGTON AVENUE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231

FILING RECEIPT

ENTITY NAME	:	CORTLANDT TOWN CENTER LIMITED PARTNERSHIP

DOCUMENT TYPE	:	AMENDMENT (DOM LP) NAME	COUNTY: CORT

SERVICE COMPANY	:	** NO SERVICE COMPANY **	SERVICE CODE: 00

FILED:         02/26/1996         DURATION:     *********         CASH #:             960226000583         FILM #: 960226000553

ADDRESS FOR PROCESS REGISTERED AGENT

FILER	FEES		60.00	PAYMENTS		60.00
SHUMACKER & THOMPSON PC	FILING	:	60.00	CASH	:	0.00
SUITE 103 ONE PARK PL	TAX	:	0.00	CHECK	:	60.00
6148 LEE HWY	CERT	:	0.00	BILLED	:	0.00
CHATTANOOGA, TN 37421	COPIES	:	0.00
	HANDLING	:	0.00
				REFUND	:	0.00

DOS-1025 (11/89)

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

CORTLANDT TOWNE CENTER LIMITED PARTNERSHIP

UNDER SECTION 121-202 OF THE REVISED LIMITED PARTNERSHIP ACT

*    *    *    *    *

Submitted by:

Shumacker & Thompson, P.C.

Suite 103, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

STATE OF NEW YORK

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

CORTLANDT TOWNE CENTER LIMITED PARTNERSHIP

UNDER SECTION 121-202 OF THE REVISED LIMITED

PARTNERSHIP ACT

Pursuant to the provisions of Section 121-202 of the New York Revised Uniform Limited Partnership Act, the undersigned, Jeffery V. Curry, being the sole Incorporator of Cortlandt Towne Center, Inc., the sole general partner of the Partnership (the “Corporate General Partner”), the Corporate General Partner having been recently formed and having (i) no officers, (ii) no shareholders of record, (iii) no subscribers for shares whose subscriptions have been accepted, and (iv) no directors as of the date hereof, hereby submits the following Certificate of Amendment of the Certificate of Limited Partnership:

1.	The name of the Partnership is:

Cortlandt Towne Center Limited Partnership.

2.	The date on which the Partnership’s Certificate of Limited Partnership was filed by the New York Secretary of State is: January 19, 1996.

3.

The Partnership desires to amend its Certificate of Limited Partnership to change the name of the Partnership. The Partnership’s Certificate of Limited Partnership is hereby amended by deleting Section 1 in its entirety and inserting thereto the following:

The name of the limited partnership is:

Cortlandt Town Center Limited Partnership.

4.	This Certificate of Amendment shall become effective upon the filing by the Secretary of State of the State of New York.

IN WITNESS WHEREOF, the undersigned, acting in his capacity as the Incorporator of the Corporate General Partner of the Partnership, hereby executes this Certificate of Amendment effective this 23rd day of February, 1996, and hereby affirms that the statements contained herein are true under penalties of perjury.

GENERAL PARTNER:

CORTLANDT TOWN CENTER, INC., a New York corporation

By:	/s/ Jeffery V. Curry
Jeffery V. Curry,
Incorporator of Cortlandt Towne Center, Inc., a corporation recently formed and having no officers, no shareholders of record, no subscribers for shares whose subscriptions have been accepted and no directors as of the date hereof.

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on June 8, 2009. Daniel E. Shapiro First Deputy Secretary of State

Rev. 05/09

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

One Commerce Plaza, 99 Washington Avenue

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CORTLANDT TOWN CENTER LIMITED PARTNERSHIP

(Insert Name of Domestic Limited Partnership)

Under Section 121-202 of the Revised Limited Partnership Act

FIRST: The name of the limited partnership is:

Cortlandt Town Center Limited Partnership

If the name of the limited partnership has been changed, the name under which it was formed is:

Cortlandt Towne Center Limited Partnership

SECOND: The date of filing of the certificate of limited partnership is: January 19, 1996

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the limited partnership would read as follows: Paragraph First to the limited partnership name is hereby amended to read as follows: First: The name of the limited partnership is... (new name) of the Certificate of Limited Partnership relating ... and the business or residence street address of the general partner(s) must be indicated.) If the amendment reflects the admission or withdrawal of one or more general partner(s), the date(s) of the admission/withdrawal

Paragraph One of the Certificate of Limited Partnership relating to the name of the Partnership is hereby amended to read in its entirely as follows:

The name of the limited partnership is: Volusia Mall Limited Partnership.

Paragraph                      of the Certificate of Limited Partnership relating to

DOS-1385 (Rev. 5/08)	-1-

09060 8000 005

is hereby amended to read in its entirety as follows:

CSC 45
DRAW DOWN

CORTLANDT TOWN CENTER LIMITED PARTNERSHIP

*(Insert Name of Domestic Limited Partnership)*

Filed by: Husch Blackwell Sanders LLP
*(Name)*
2030 Hamilton Place Boulevard
*(Mailing address)*
Chattanooga, TN 37421
*(City, State and Zip code)*

Cust ref 019413AJC

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of the certificate of limited partnership for a domestic limited partnership. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be signed by at least one general partner and, if applicable, each other general partner designated in this certificate as a new general partner. This certificate must be accompanied by a fee of $60.

2009 JUN -8 AM 11:55

*(For office use only)*

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUN 08 2009
TAX $
BY: SB

2009 JUN -5 PM 3:55
RECEIVED

2009 MAY 29 PM 1:06

-2-

005

Signature Page To

New York Certificate of Amendment

of the Certificate of Limited Partnership

of Cortlandt Town Center Limited Partnership

Signed on May 28, 2009.

CORTLANDT TOWN CENTER, INC., a New York corporation, its general partner

By	/s/ James D. Henderson
Title:	assistant Secretary
James D. Henderson

512576-1	3

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: VOLUSIA MALL LIMITED PARTNERSHIP

DOCUMENT TYPE: AMENDMENT (DOM LP)	COUNTY: CORT
NAME

FILED: 06/08/2009 DURATION: *********     CASH# : 090608000005 FILM # : 090608000005

FILER:

HUSCH BLACKWELL SANDERS LLP

2030 HAMILTON PLACE BOULEVARD

CHATTANOOGA, TN 37421

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: CORPORATION SERVICE COMPANY - 45	SERVICE CODE: 45

FEES	120.00	PAYMENTS	120.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	10.00	DRAWDOWN	120.00
HANDLING	50.00	OPAL	0.00
		REFUND	0.00
019413AJC		DOS-1025 (04/2007)